SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 2, 2020 (March 31, 2020) Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 31, 2020, the Board of Directors of Red Lion Hotels Corporation (the “Company”) approved workforce reductions which have been implemented as part of the Company’s cost cutting initiatives begun at the end of 2019 and which have been accelerated due to the financial and operational impacts resulting from the rapidly evolving novel coronavirus (“COVID-19”) pandemic.

The Company expects to incur total pre-tax charges of approximately $600,000 in connection with this action, primarily all of which represents future cash expenditures for the payment of severance and related benefits costs. Under this plan, the Company will reduce its workforce by approximately 40%, and will be closing its Spokane, Washington office. Virtually all of the remaining employees will be impacted through salary reductions or reductions in work hours. The Company expects this initiative to be substantially complete in the second quarter of 2020.

Item 2.06.	Material Impairments.

On March 31, 2020, the Company determined that under generally accepted accounting principles it would be required to recognize $6.4 million of bad debt expense in the first quarter of 2020 related to certain receivables from the Inner Circle default disclosed in Q3 of 2019. The Inner Circle receivables are secured by a pledge of equity in an entity holding certain hotel assets. As a result of the negative impact of the COVID-19 pandemic on travel related businesses, including hotels, the first lienholder for the Inner Circle hotel assets has indicated its desire to exercise its right to foreclose on or take control of this collateral on an accelerated basis. In this currently depressed market, the Company does not believe that the value of the collateral will be sufficient to produce enough cash flow to cover the Company’s receivable. The Company’s impairment estimate is based on current market conditions and information received from the first lienholder for the Inner Circle hotel assets.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2020, Red Lion Hotels Corporation (the “Company”) announced the departure of Julie Shiflett, Executive Vice President and Chief Financial Officer effective March 31, 2020. There were no disagreements between the Company and Ms. Shiflett on any matter relating to the Company’s operations, policies or practices which led to her departure.

Ms. Shiflett’s separation from the Company is a termination “without cause” within the meaning of that certain offer letter, dated January 14, 2019, as amended, between the Company and Ms. Shiflett (which agreement has previously been filed with the SEC), and she will be entitled to receive upon her departure a lump sum severance payment in an amount equal to one-half of her current base salary, and the acceleration of 24,320 restricted stock units which would have otherwise vested in the next 12 months. Ms. Shiflett has agreed to remain available as a consultant for transition matters and to assist the Company on a short-term as-needed basis at an hourly rate of $285 per hour. We expect such transitional consulting maters to be concluded in the second quarter of 2020.

Mr. Nate Troup, the Company’s current Senior Vice President, Chief Accounting Officer, has been promoted by the Board of Directors to Executive Vice President and Chief Financial Officer, effective April 1, 2020. Mr. Troup joined the Company in May 2018, and has been our principal accounting officer since May 24, 2018. Prior to joining the Company in May 2018, Mr. Troup was the Vice President, Chief Accounting Officer and Corporate Controller for Westmoreland Coal Company (WCC) from June 2015. Between November 2016 and May 2018, Mr. Troup additionally served as the Interim Chief Financial Officer for Westmoreland Resource Partners, LP (WMLP), a subsidiary of WCC. From 2011 until 2015, Mr. Troup held several progressive roles including Vice President, Chief Accounting Officer, Controller during his tenure at DigitalGlobe, Inc. Prior to DigitalGlobe, Mr. Troup held roles at The Siegfried Group, LLP and Ernst & Young.

There are no arrangements or understandings between Mr. Troup and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

We have entered into a letter agreement with Mr, Troup under which he will be employed by us on an at-will basis, and which contains the following terms regarding his compensation: Mr. Troup is entitled to an annual base salary of $300,000, and will receive a $100,000 bonus upon his promotion to CFO, which will be repaid to the Company if Mr. Troup voluntarily terminates his employment before the earlier of the 12 month anniversary of his appointment as CFO or a change of control. Mr. Troup is eligible to participate in our Variable Pay Plan, or other bonus plan in which executive vice presidents may participate, with an initial target bonus for 2020 equal to 60% of his base salary. Effective April 1, 2020, Mr. Troup will receive a one-time grant of 88,000 restricted stock units (RSUs) (the “Initial RSU Grant”). The Initial RSU grant will vest 25% on each of the four anniversaries of issuance. Mr. Troup will be eligible to participate in the employee benefits programs that are available to any newly hired executive vice president, as well as other benefits that are subsequently added for executive vice presidents for which he is qualified as a named executive officer of the Company. Mr. Troup is also entitled to certain severance benefits if his employment is terminated by the company. If the Company terminates Mr. Troup at any time without cause, he will be entitled to receive a severance payment equal to one-half of his annual base salary for the year in which the termination occurs. If the Company experiences a change of control during Mr. Troup’s employment, and there is a constructive termination of his employment without cause within twelve months after such change of control, then: (i) Mr. Troup will receive a lump-sum severance payment equal to his annual base salary for the year in which the termination occurs plus an amount equal to the prorated value of his target annual bonus for the year in which the termination occurs; (ii) RLHC will accelerate vesting on any portion of any equity grant previously made to Mr. Troup under our 2015 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the constructive termination; and (iii) all restrictions on restricted stock or restricted stock units previously granted to Mr. Troup will terminate, and the company shall issue all common stock underlying any such awards (other than performance based shares where performance has not been met, and the award agreement does not authorize such acceleration).

The term “cause” means (i) Mr. Troup’s willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations, after notice and opportunity to cure; (ii) any willful and intentional act by Mr. Troup involving fraud, theft, embezzlement or dishonesty affecting the company; or (iii) Mr. Troup’s conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of the company’s outstanding securities by a “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act of 1934), adoption of a sale or liquidation plan of substantially all of the company’s assets or other similar transaction or series of transactions, or the acquisition of 50% or more of the combined voting power of the company’s outstanding securities by a person or group.

A “constructive termination” will be deemed to occur if we terminate Mr. Troup’s employment without cause or if Mr. Troup voluntarily elects to terminate his employment within thirty days after any of the following events occur without his consent: (i) there is a significant reduction in the overall scope of his duties, authorities and responsibilities, or (ii) there is a reduction of more than 20% of his base salary or target bonus (other than any such reduction consistent with a general reduction of pay across the company’s or its successor’s executive staff as a group, as an economic or strategic measure due to poor financial performance).

Mr. Paul Moerner, our Senior Director, Technical Accounting & Reporting, has been promoted by the Board of Directors to Senior Vice President and Chief Accounting Officer, effective April 1, 2020.

Mr. Moerner has been our Senior Director, Technical Accounting & Reporting, since October 31, 2018. Prior to joining the Company, Mr. Moerner held progressive roles including Senior Manager of Technical Accounting and Director of Technical Accounting and SEC Reporting for Westmoreland Coal Company (WCC) from July 2016 through October 2018. At WCC he was responsible for the remediation of numerous control deficiencies, oversight of technical accounting, and SEC reporting. From 2008 through 2016, Mr. Moerner worked in the audit practice for KPMG LLP progressing to the role of Senior Manager prior to his departure. While gaining experience in multiple industries, the majority of his client time was spent in financial services. Mr. Moerner holds a Master of Professional Accounting degree from the University of Texas at Austin and a Bachelor of Science degree in Accounting from the University of North Carolina at Asheville.

There are no arrangements or understandings between Mr. Moerner and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

We have entered into a letter agreement with Mr, Moerner under which he will be employed by us on an at-will basis, and which contains the following terms regarding his compensation: Mr. Moerner is entitled to an annual base salary of $200,000. Mr. Moerner is eligible to participate in our Variable Pay Plan (“VPP”), or other bonus plan in which senior vice presidents may participate, with an initial target bonus for 2020 equal to 40% of his base salary. Mr. Moerner is also entitled to certain severance benefits if his employment is terminated by the company. If the Company terminates Mr. Moerner at any time without cause, he will be entitled to receive a severance payment equal to one-half of his annual base salary for the year in which the termination occurs. The term “cause” means (i) Mr. Moerner’s willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations, after notice and opportunity to cure; (ii) any willful and intentional act by Mr. Moerner involving fraud, theft, embezzlement or dishonesty affecting the company; or (iii) Mr. Moerner’s conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved.

In connection with certain cost saving measures the Company has enacted in response to the COVID-19 pandemic, the Company has temporarily reduced the annual base salaries of executive officers John Russell, Harry Sladich, Gary Sims and Nate Troup by 25%, and the annual base salary for Chief Accounting Officer Paul Moerner by 20%. In connection with this temporary reduction, the Company plans to enter into amendments to the employment agreements for Paul Moerner, Nate Troup, Harry Sladich and Gary Sims to provide clarification regarding the calculation of severance payments upon termination of the executive without cause, or as a result of a change in control. The amendments will clarify that temporary reductions in the executives’ salaries approved by the Company as part of its response to the COVID-19 crisis will not be taken into account in determining severance payments based upon an executive’s annual base salary.

Item 7.01.	Regulation FD Disclosure.

A copy of the April 2, 2020 press release detailing the Company’s changes in management, reductions in force and other cost savings is furnished as Exhibit 99.1 to this report.

Investor Call

RLH Corporation will host a conference call on Monday, April 6 at 9:00 AM Eastern Time, to discuss details regarding its organizational changes and cost reductions for interested investors, analysts and portfolio managers. To participate in the conference call, dial the following number 10 minutes prior to the scheduled time: (877) 407-8289. International callers should dial (201) 689-8341.

This conference call will also be webcast live on www.rlhco.com in the Investor Relations section of the website. To listen to the live call, please go to the RLH Corporation website at least 15 minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available at approximately 11:00 AM Eastern Time on April 6 through midnight April 20, 2020 at (877) 660-6853 or (International) (201) 612-7415, using access code 13698294. The replay will also be available shortly after the call on the RLH Corporation website. A copy of the investor slides detailing the Company’s organization changes and cost reductions is furnished as Exhibit 99.2 to this report.

The information included in this Item 7.01 shall not be deemed “filed” for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions), and including statements concerning operational and financial impacts of the COVID-19 pandemic. The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, risks associated with pandemics, contagious diseases or health epidemics, including the effects of the COVID-19 pandemic; restructuring or organizational changes; our asset light model; relationships with our franchisees and properties; competitive conditions in the lodging industry; economic cycles and general economic conditions; changes in future demand and supply for hotel rooms; international conflicts and conditions; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other risks and uncertainties discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2019, and in other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained herein speak only to the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated April 2, 2020

99.2	Investor Presentation dated April 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: April 2, 2020	By:	/s/ John Russell
Interim Chief Executive Officer